UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2012 (March 1, 2012)

Bluesphere Corporation

(Exact name of Registrant as specified in its Charter)

Nevada	333-147716	98-0550257

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation or Organization)		No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code: 972-9-8917438

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On March 2, 2012, Registrant issued and transferred to Mr. Joshua Shoham 2,000,000 shares of its common stock in exchange for Mr. Shoham’s appointment as chairman of the board of the Registrant for a term of two years. Such stock will be subject to pro rata forfeiture in the event that Mr. Shoham terminates his chairmanship prior to the second anniversary of such service.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2012, Registrant’s Board of Directors accepted the resignation of Eli Weinberg from its Board of Directors and approved the appointment of Mr. Joshua Shoham as the Registrant’s chairman of the board for a term of two years. Mr. Shoham will receive 2,000,000 shares of common stock in exchange for his service as chairman. Such stock will be subject to pro rata forfeiture in the event that Mr. Shoham terminates his chairmanship prior to the second anniversary thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Bluesphere Corporation

Dated: March 3, 2012	by:	/s/ Shlomo Palas

Shlomo Palas CEO